UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consolidation, Amendment and Restatement of Convertible Note

As previously reported, on October 27, 2023, CP Acquisitions LLC (the “New Lender”), an entity affiliated with and controlled by Raymond Chang, the Chief Executive Officer of Agrify Corporation (the “Company”) and a member of its Board of Directors (the “Board”), and I-Tseng Jenny Chan, a member of the Board, purchased from an institutional investor (the “Prior Lender”) the Senior Secured Note issued by the Company to the Prior Lender on August 19, 2022 (the “Exchange Note”) and the Senior Secured Convertible Note issued by the Company to the Prior Lender on March 10, 2023 (the “Convertible Note”). Concurrently with that transaction, the Company issued a junior secured promissory note (the “Junior Secured Note”) to the New Lender, which was subsequently amended and restated on December 4, 2023 to have a maximum principal amount of $4,000,000.

Also as previously disclosed, on January 8, 2024, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders of the Company approved a proposal (the “Note Restatement Proposal”) for the consolidation of the Junior Secured Note and the Exchange Note into the Convertible Note and the amendment and restatement of the Convertible Note to, among other things, reduce the conversion price to $1.46 per share, increase the beneficial ownership limitation to 49.99% with respect to each of Mr. Chang and Ms. Chan to the extent the right to receive shares is assigned by the New Lender to them or their affiliates, to increase the interest rate to 10%, and to extend the maturity date to December 31, 2025, as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 18, 2023 (the “Proxy Statement”).

On January 25, 2024, the Company and the New Lender consolidated the outstanding principal and interest due under the Junior Secured Note and the Exchange Note into the Convertible Note and amended and restated the Convertible Note consistent with the Note Restatement Proposal (the “Restated Note”), with an outstanding principal amount of approximately $18.9 million at the time of issuance of the Restated Note. The Restated Note amended the terms of the Convertible Note by, among other things, (i) reducing the conversion price to $1.46 per share of common stock, (ii) increasing the beneficial ownership limitation to 49.99% with respect to any individual or group, provided that the New Lender may assign its right to receive shares upon conversion to Mr. Chang and/or Ms. Chan or their affiliates, in which case the 49.99% beneficial ownership limitation will apply to each of them individually, (iii) extending the maturity date to December 31, 2025, (iv) increasing the interest rate from 9% to 10% per annum, (v) increasing the default interest from 15% to 18% per annum, and (vi) providing for the payment of interest every six months, or in lieu of cash interest payments, the Company may issue shares as payments-in-kind at a conversion price equal to the higher of (i) $1.46 or (ii) a 20% discount to its trailing seven-day volume weighted average price as of the date of interest payment.

Immediately following the execution of the Restated Note, the New Lender immediately elected to convert approximately $3.9 million of outstanding principal into an aggregate of 2,671,633 shares of common stock, and assigned its rights to receive such shares to entities affiliated with Mr. Chang and Ms. Chan. Following the conversion, there was $15.0 million in principal amount outstanding under the Restated Note.

The foregoing summary of the Restated Note does not purport to be complete, and is qualified in its entirety by reference to a copy of the Restated Note that is filed as Exhibit 4.1 hereto.

Amendment and Restatement of Junior Secured Promissory Note

As previously reported, on July 12, 2023, the Company issued an unsecured promissory note with an original principal amount of $500,000 in favor of GIC Acquisition, LLC (“GIC”), an entity that is indirectly owned and managed by Mr. Chang, and on October 27, 2023, GIC and the Company amended and restated the note to extend the maturity date to December 31, 2023 and to grant a security interest in the Company’s assets that ranks junior to the Exchange Note and the Convertible Note (the “Junior Note”). On January 25, 2024, GIC and the Company amended and restated the Junior Note to increase the principal amount thereunder to $1.0 million and to extend the maturity date until June 30, 2024 (as amended and restated, the “Restated Junior Note”).

The foregoing summary of the Restated Junior Note does not purport to be complete, and is qualified in its entirety by reference to a copy of the Restated Junior Note that is filed as Exhibit 4.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Restated Note and the Restated Junior Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Items 1.01 and 8.01 of this Current Report on Form 8-K regarding the issuance of the Restated Note, the Restated Junior Note, the Warrant Shares (as defined in Item 8.01 below) and the shares of common stock issued upon conversion of the Restated Note is incorporated herein by reference into this Item 3.02.

The Restated Note, the Warrant Shares, the Restated Junior Note, and the shares of common stock underlying the Restated Note (collectively, the “Securities”) were, and will be, offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each of the Prior Lender and the New Lender is an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities will not be registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, notes, or any other securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2024, the Company reconvened the Annual Meeting, as further described in Item 5.07 below, at which the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 35,000,000, and to correspondingly increase the total authorized shares of stock from 13,000,000 to 38,000,000 (the “Charter Amendment”). The Charter Amendment became effective upon the Company’s filing of the Charter Amendment with the Secretary of State for the State of Nevada on January 22, 2024.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company adjourned its Annual Meeting on January 8, 2024 only with respect to the proposal to approve the Charter Amendment (“Item 3”), to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 35,000,000, and to correspondingly increase the total authorized shares of stock from 13,000,000 to 38,000,000, as described in more detail in the Proxy Statement. Initially, at the Annual Meeting, the favorable votes for Item 3 were less than the affirmative vote of a majority of the Company’s outstanding common stock as of the record date, which is the required minimum vote to approve Item 3. Accordingly, the Annual Meeting was adjourned only with respect to the vote on Item 3, and such meeting was reconvened on January 22, 2024 (the “Reconvened Meeting”). There were 1,701,243 outstanding shares entitled to vote and there were 930,985 shares present in person or by proxy at the Reconvened Meeting, representing approximately 54.72% of the shares outstanding and entitled to vote. The voting result with respect to Item 3, as certified by the inspector of elections for the Reconvened Meeting, is presented below.

Votes For	Votes Against	Votes Abstained
878,464	49,979	2,542

Item 8.01. Other Events.

Warrant Exercise

On January 22, 2024, pursuant to notices of exercise received by the Prior Lender, the Company issued an aggregate of 2,473,542 shares of common stock (the “Warrant Shares”) to the Prior Lender upon the cashless exercise of two warrants issued to the Prior Lender on October 27, 2023 (the “Prior Lender Warrants”). The issuance of the Warrant Shares represented the full exercise of the Abeyance Warrant as described in the Company’s Current Report on Form 8-K filed on October 30, 2023 (the “October 30 Form 8-K”) and the partial exercise of the Exchange Warrant as described in the October 30 Form 8-K, which remains exercisable for up to 659,669 shares of common stock, subject to adjustment pursuant to its terms.

Press Release

On January 25, 2024, the Company issued a press release announcing the Restated Note, the partial conversion of the Restated Note, the approval of the Charter Amendment, and the issuance of the Warrant Shares to the Prior Lender. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Agrify Corporation, filed January 22, 2024
4.1	Senior Secured Amended, Restated and Consolidated Convertible Note dated January 25, 2024
4.2	Second Amended and Restated Junior Secured Promissory Note dated January 25, 2024
99.1	Press Release of Agrify Corporation dated January 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: January 25, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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